AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1997
                                                     REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------
                               SOUND ADVICE, INC.
             (Exact name of registrant as specified in its charter)

                  FLORIDA                              59-1520531
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)          Identification Number)

                              --------------------

                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004
           (Address of Principal Executive Office, Including Zip Code)

                               -------------------

                           SECOND AMENDED AND RESTATED
                               SOUND ADVICE, INC.
                             1986 STOCK OPTION PLAN

                        WARRANTS TO PURCHASE COMMON STOCK
                              OF SOUND ADVICE, INC.
                            (Full Title of the Plans)

                                 PETER BESHOURI
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                              DANIA, FLORIDA 33004
                     (Name and Address of Agent for Service)

                                 (954) 922-4434
                          (Telephone Number, Including
                        Area Code, of Agent for Service)

                               -------------------

                                    Copy to:

                              ALAN D. AXELROD, ESQ.
                   RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN
                        2500 FIRST UNION FINANCIAL CENTER
                          200 SOUTH BISCAYNE BOULEVARD
                            MIAMI, FLORIDA 33131-2336
                                 (305) 374-7580

                               -------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED              PROPOSED MAXIMUM
                                          AMOUNT TO BE            MAXIMUM OFFERING         AGGREGATE OFFERING         AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)          PRICE PER SHARE (2)           PRICE (2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $0.01 PAR VALUE             565,000                   $1.4375                  $812,188                    $246
------------------------------------------------------------------------------------------------------------------------------------

(1) Excludes 200,000 shares issuable upon exercise of options which were previously registered on Form S-8 (File No. 33-38851). Includes 15,000 shares issuable upon the exercise of certain warrants.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 based upon an average of the high and low prices reported on The Nasdaq Stock Market on May 8, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.*

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Commission:

                  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which contains the Registrant's audited consolidated balance sheets for the fiscal years ended June 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996;

                  2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30 and December 31, 1996;

                  3. The description of the Registrant's Common Stock to be offered hereby which is contained in its registration statement on Form 8-A (File No. 0-15194) filed with the Commission and declared effective on December 3, 1986, including any amendments or reports filed for the purpose of updating such description; and

                  4. The description of the Registrant's Common Stock Purchase Rights contained in its registration statement on Form 8-A (File No. 0-15194) filed with the Commission on May 13, 1997, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Articles of Incorporation and By-Laws, as amended, of the Registrant require the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Section 607.0850 of the Florida Business Corporation Act in general provides that a corporation has the power to indemnify, among others, an officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer against liability and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Reference is hereby made to the Articles of Incorporation and By-Laws, as amended, of the Registrant and such Section 607.0850.

                  Furthermore, pursuant to Section 607.0850(12) of the Florida Business Corporation Act, the Registrant is permitted to purchase and maintain insurance on behalf of any person who is or was a director or an officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such whether or not the Registrant would have the power to indemnify him against such liability under applicable provisions of the Articles of Incorporation or By-Laws, as amended, of the Registrant or applicable law. The Registrant maintains director and officer liability insurance that insures directors and officers against certain liabilities and expenses arising from or in connection with the performance of their duties and also provides under certain circumstances for payment to the Registrant of costs incurred or payments made by it in indemnifying its directors and officers, subject in all cases to policy limits and retention amounts.

                  In addition, pursuant to Sections 607.0831 of the Florida Business Corporation Act, a director is not personally liable for monetary damages to the corporation in which he is a director or to any other person for any act or omission unless the director failed to meet certain specified standards of conduct.

                  The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant's Articles of Incorporation and By-Laws. These agreements, among other things, indemnify the Registrant's directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out of pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Registrant or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or other proceeding, including any action by or in the right of the corporation, arising out of such person's services as a director, officer, employee or other agent of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

                  See paragraph labelled (b) in Item 9 below.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT NO.                           DESCRIPTION

     4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 initially filed on May 23, 1986 (File No. 33-5942), as amended (the "S-1 Registration Statement")).

     4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

     4.3                   Second Amended and Restated Sound Advice, Inc. 1986
                           Stock Option Plan.*

     4.4 1997 Common Stock Purchase Rights Agreement, dated as of May 5, 1997, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on May 13,
                           1997).

     5.1 Opinion of Rubin Baum Levin Constant Friedman & Bilzin regarding legality of Common Stock.*

     23.1 Consent of Rubin Baum Levin Constant Friedman & Bilzin (included in Exhibit 5.1).

     23.2                  Consent of KPMG Peat Marwick LLP.*

     24.1                  Power of Attorney (see page II-6).

-----------------
*    Filed herewith.

ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)        To include any prospectus
                           required by section 10(a)(3) of the Securities Act of 1933;

                                    (ii)       To reflect in the prospectus any
                           facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability
under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dania, State of Florida, on May 14, 1997.

                               SOUND ADVICE, INC.

                               By:      /S/ PETER BESHOURI
                                        ------------------------
                                        Peter Beshouri
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Sound Advice, Inc., do hereby constitute and appoint Peter Beshouri and Michael Blumberg, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                                   TITLE                              DATE
              ---------                                   -----                              ----
  /S/ PETER BESHOURI                  Chairman of the Board, President and                May 14, 1997
---------------------------------     Chief Executive Officer (Principal
     Peter Beshouri                   Executive Officer)

 /S/ KENNETH L. DANIELSON             Chief Financial Officer and Treasurer               May 14, 1997
---------------------------------     (Principal Financial and Accounting
      Kenneth L. Danielson            Officer)

  /S/ MICHAEL BLUMBERG                Director, Senior Vice President and                 May 14, 1997
---------------------------------     Secretary
     Michael Blumberg

  /S/ G. KAY GRIFFITH                 Director                                            May 14, 1997
---------------------------------
     G. Kay Griffith

  /S/ HERBERT A. LEEDS                Director                                            May 14, 1997
---------------------------------
     Herbert A. Leeds

  /S/ RICHARD W. MCEWEN               Director                                            May 14, 1997
---------------------------------
     Richard W. McEwen

  /S/ GREGORY STURGIS                 Director                                            May 14, 1997
---------------------------------
     Gregory Sturgis


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DOCUMENT
-------                          --------

4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 initially filed on May 23, 1986 (File No. 33-5942), as amended (the "S-1 Registration Statement")).

4.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

4.3                  Second Amended and Restated Sound Advice, Inc. 1986 Stock
                     Option Plan.*

4.4 1997 Common Stock Purchase Rights Agreement, dated as of May 5, 1997, between the Registrant and American Stock Transfer & Trust Company (incorporated by reference to
                     Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on May 13, 1997).


5.1 Opinion of Rubin Baum Levin Constant Friedman & Bilzin regarding legality of Common Stock.*

23.1 Consent of Rubin Baum Levin Constant Friedman & Bilzin (included in Exhibit 5.1).

23.2                 Consent of KPMG Peat Marwick LLP.*

24.1                 Power of Attorney (see page II-6).



-----------------
*    Filed herewith.